                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Earliest Event Reported
                                  May 25, 2005


                       Environmental Tectonics Corporation
             (Exact name of registrant as specified in its charter)



                                  Pennsylvania
         (State or other jurisdiction of incorporation of organization)



           1-10655                              23-1714256
    (Commission File Number)       (IRS Employer Identification Number)




      County Line Industrial Park
       Southampton, Pennsylvania                        18966
(Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (215) 355-9100

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On May 27, 2005, Environmental Tectonics Corporation (the "Company") issued a press release announcing its financial results for the fourth quarter of fiscal 2005 and for the fiscal year ended February 25, 2005. A copy of this press release is attached as Exhibit 99.1 and is hereby incorporated by reference.

         In accordance with General Instruction B.2 of Form 8-K, the information in this Form 8- K is being furnished under Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

         On May 25, 2005, the Board of Directors of the Company adopted the amended and restated Bylaws of the Company, effective as of May 25, 2005. A copy of the Bylaws, as amended and restated, is attached hereto as Exhibit 3.2 and is incorporated herein by reference. The modifications to the Bylaws of the Company are a result of a full review of the prior Bylaws of the Company conducted by the Board of Directors in an attempt to update the Bylaws for changes in the law and common public company practice that have occurred since the adoption of the prior Bylaws of the Company. The numbering of the amended and restated Bylaws does not conform to the numbering of the prior Bylaws of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         3.2  Amended and Restated Bylaws of the Company effective May 25, 2005.

         99.1  Press Release, dated May 27, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            ENVIRONMENTAL TECTONICS CORPORATION
                                            Registrant


Date: May 27, 2005                          By /s/ Duane D. Deaner
                                              ---------------------------------
                                                   Duane D. Deaner
                                                   Chief Financial Officer